UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant
to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Our 2015 Annual Meeting of Stockholders, or our Annual Meeting, was held on May 20, 2015. We had 43,726,549 shares of common stock outstanding and entitled to vote as of March 26, 2015, the record date for the Annual Meeting.  At the Annual Meeting, 37,867,099 shares of common stock were present in person or represented by proxy for the two proposals specified below.

At the Annual Meeting, stockholders:

(1)   elected for the ensuing year all eight of the director nominees listed below; and

(2)   ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

The following sets forth detailed information regarding the final results of the voting for the Annual Meeting:

Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Roger D. Billingsley, Ph.D.	21,955,398	233,601	15,678,100
Stephen A. Block, Esq.	21,829,604	359,395	15,678,100
Mary Ann Gray, Ph.D.	20,534,352	1,654,647	15,678,100
Michael E. Herman	21,890,675	298,324	15,678,100
John Poyhonen	21,404,201	784,798	15,678,100
Jay M. Short, PhD.	21,750,557	438,442	15,678,100
Kent Snyder	21,539,559	649,440	15,678,100
Christopher Twomey	21,950,934	238,065	15,678,100

Proposal 2: Ratification of selection of independent registered public accounting firm for the fiscal year ending December 31, 2015

	For	Against	Abstain	Broker Non-Votes

Votes:	37,293,860	440,743	132,496	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ CATHERINE LEE
Catherine Lee
Vice President, General Counsel and Corporate Secretary

Date: May 27, 2015